                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[X] Soliciting Material Under Rule 14a-12

                          Philip Morris Companies Inc.
 ................................................................................
                (Name of Registrant as Specified in Its Charter)


 ................................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    .........................................................................

    2)  Aggregate number of securities to which transaction applies:

    .........................................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    .........................................................................

    4)  Proposed maximum aggregate value of transaction:

    .........................................................................

    5)  Total fee paid:

    .........................................................................


[ ] Fee paid previously with preliminary materials:

 ................................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       1)  Amount Previously Paid:______________________________________________

       2)  Form, Schedule or Registration Statement No.:________________________

       3)  Filing Party:________________________________________________________

       4)  Date Filed:_________________________________

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The following letter will be sent to a small number of Philip Morris Companies
Inc. shareholders who have responded to the name change proposal.

                    [PHILIP MORRIS COMPANIES INC. LETTERHEAD]

                                                               [         ], 2002


Dear --:

Thank you for your letter expressing your thoughts on our parent company's proposed name change.

Philip Morris Companies Inc. is a great name that has served us well over many years. The decision to move ahead with a shareholder vote on the proposal to change the name of our parent company to Altria Group, Inc. comes only after months of study, research and thoughtful discussion.

We know that not every shareholder will agree with the recommendation and that some people will not like the choice for a new name. However, we also have found that after an initial period of adjustment, most people understand and accept both the reasons for the change and the name itself, as well as the potential benefits for our company over the long term.

One of the primary reasons we are seeking to change the name of our parent company is to clarify the identity of our corporate parent and make it clearer when reference is being made to each of our tobacco companies. We will not change the names of our principal operating companies, including Philip Morris Incorporated (Philip Morris U.S.A.), Philip Morris International Inc., Kraft Foods Inc. and Miller Brewing Company.

We remain committed to each of our businesses and plan to continue fully supporting and building the equity established over many years in the Philip Morris name for our domestic and international tobacco companies. Please be assured that many things will not change with a new name. We look forward to continuing our many important relationships with business partners and the financial community, as well as the many organizations we have supported through grants and other philanthropic activities.

Again, thank you for sharing your thoughts with us.

Sincerely,

[signature and title]

WE ARE NOT SOLICITING AND WILL NOT ACCEPT PROXIES AT THIS TIME, BUT WILL DO SO IN THE ORDINARY COURSE OF HOLDING OUR ANNUAL MEETING IN APRIL 2002. WE URGE ALL SHAREHOLDERS TO READ OUR PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSAL. OUR PROXY MATERIALS WILL BE AVAILABLE TO SHAREHOLDERS FREE OF CHARGE FROM US IN MARCH 2002 AND AT THE SECURITIES AND EXCHANGE COMMISSION (SEC) WEBSITE: WWW.SEC.GOV
                                   -----------

THE PROPOSED LOGO FOR ALTRIA GROUP, INC. CAN BE VIEWED AT THE PHILIP MORRIS COMPANIES INC. WEBSITE: WWW.PHILIPMORRIS.COM
                        --------------------